EXHIBIT 10.1

2024 Equity Incentive Plan

ARTICLE I

PURPOSES

1.1 Purpose of Plan; Successor to 2015 Plan. The purposes of the Ziff Davis, Inc. 2024 Equity Incentive Plan (the “Plan”) are to advance the interests of Ziff Davis, Inc. (the “Company”) and its stockholders by providing significant incentives to selected eligible persons who contribute and are expected to contribute to the success of the Company, and to enhance the interest of such eligible persons in the Company’s success and progress by providing them with an opportunity to become stockholders of the Company. The Plan is the successor to the j2 Global, Inc. 2015 Stock Option Plan (the “2015 Plan”). From and after 12:01 a.m. Eastern time on the Effective Date, no additional awards may be granted under the 2015 Plan. All outstanding awards granted under the 2015 Plan will remain subject to the terms of the 2015 Plan. Notwithstanding the foregoing, the 2015 Plan shall remain in effect on its existing terms unless and until the Plan is approved by the Company’s stockholders.

ARTICLE II

DEFINITIONS

2.1 Definitions. Certain terms used herein shall have the meaning below stated, subject to the provisions of Section 7.1 hereof.

(a) “Award” means an award under the Plan as described in Article V. Awards may be made under the Plan in the form of stock options, including Incentive Stock Options, stock appreciation rights, Restricted Stock, restricted stock units, performance stock, performance stock units and other Awards, as set forth in Article V.

(b) “Award Agreement” means a written or electronic notice provided by the Company to the Grantee or a written or electronic agreement executed by the Company and the Grantee.

(c) “Board” or “Board of Directors” means the Board of Directors of the Company.

(d) “Cause” means (i) with respect to a Grantee employed pursuant to a written employment agreement which agreement includes a definition of “Cause,” “Cause” as defined in that agreement or (ii) with respect to any other Grantee, (A) the Grantee’s commission of, indictment for, conviction of, or pleading of guilty or nolo contendere to, a felony or misdemeanor where imprisonment is imposed (other than for a traffic-related offense); (B) the Grantee’s theft, embezzlement, malfeasance, fraud, dishonesty or misappropriation with respect to the Company or any of its Subsidiaries or any their respective investors, partners, customers, suppliers or distributors or other business relations; (C) the Grantee’s insubordination, refusal to perform the Grantee’s duties or responsibilities (other than due to illness or incapacity), or continued unsatisfactory performance of the Grantee’s duties for the Company or any Subsidiary that, to the extent curable, is not cured within 10 days’ notice thereof from the Company or its applicable Subsidiary; (D) the Grantee’s willful misconduct or gross negligence with regard to the Company or any Subsidiary; (E) the Grantee’s unlawful appropriation of a material corporate opportunity; (F) the Grantee’s use of illegal drugs or abuse of alcohol that materially impairs the Grantee’s ability to perform the Grantee’s duties to the Company or any of its Subsidiaries; (G) any willful and material breach of fiduciary duty owed to the Company or any of its Subsidiaries by the Grantee; or (H) the Grantee’s breach of any agreement with the Company or any of its
Subsidiaries, including any confidentiality or other restrictive covenant agreement entered into between the Grantee and the Company or any of its Subsidiaries or a material violation of the code of conduct or other written policy of the Company or any of its Subsidiaries (including nondiscrimination and sexual harassment policies).

(e) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(f) “Committee” means either (i) the Board of Directors or (ii) the Compensation Committee of the Board of Directors or such other committee of the Board as shall be appointed by the Board to administer the Plan pursuant to Article VII hereof. Except as otherwise determined by the Board, the members of the Committee, or the members of the Board who participate in decision making with respect to the Plan, shall be “non-employee directors” under Rule 16b-3 under the Exchange Act. The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee consisting of non-employee directors. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act. The Committee may also authorize certain officers of the Company to carry out the day-to-day administration of the Plan in accordance with the Committee’s instructions. If for any reason the appointed Committee does not meet the requirements of Rule 16(b)-3, such noncompliance shall not affect the validity of the Awards, grants, interpretations or other actions of the Committee.

(g) “Common Stock” means, subject to the provisions of Section 9.4, the authorized common stock of the Company, par value $.01 per share.

(h) “Company” means Ziff Davis, Inc., or any successor corporation.

(i) “Consultant” means any consultant or other person to the extent permitted by the instructions to Form S-8 under the Securities Act of 1933, as amended, who performs services for the Company or a Subsidiary; however, services solely as a Director or payment of a fee for such services will not cause a Director to be considered a “Consultant” for purposes of the Plan.

(j) “Director” means a member of the Board, as constituted from time to time, who is not an Employee.

(k) “Disability” means with respect to a Grantee’s Termination of Service, a permanent and total disability as defined in Section 22(e)(3) of the Code without regard to the last sentence thereof. Notwithstanding the foregoing, for an Award that provides for payment or settlement triggered upon a Disability and that constitutes “nonqualified deferred compensation” subject to Section 409A of the Code, the foregoing definition shall apply for purposes of vesting of such Award, provided that for purposes of payment or settlement of such Award, such Award shall not be paid (or otherwise settled) unless the Grantee incurs a “disability” within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code.

(l) “Effective Date” means the date on which the Plan is approved by the stockholders of the Company.

(m) “Eligible Individual” means any person who is an Employee, Consultant or Director, as determined by the Committee.

(n) “Employee” means any officer or other individual who is a common-law employee of the Company or of a Subsidiary; however, services solely as a Director or payment of a fee for such services will not cause a Director to be considered an “Employee” for purposes of the Plan.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” means, in respect of a share of Common Stock on any date, the last reported sales price regular way on such date or, in case no such reported sale takes place on such date, the last reported sales price regular way on the day preceding such date on which a reported sale occurred, in either case on the NASDAQ Global Select Market or, if at the time the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if at the time the Common Stock is not listed or admitted to trading on any national securities exchange, in the NASDAQ National Market System or, if at the time the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any recognized securities dealer that the Committee deems reliable for that purpose from time to time or, in the absence of such markets for the Common Stock, as determined by the Committee using any reasonable valuation method and in a manner that complies with Sections 409A and 422 of the Code, as applicable.

(q) “Good Reason” means (i) with respect to a Grantee employed pursuant to a written employment agreement which agreement includes a definition of “Good Reason,” “Good Reason” as defined in that agreement or (ii) with respect to any other Grantee, the occurrence of any of the following after a Change in Control, in the absence of the Grantee’s consent: (A) any material and adverse change in the Grantee’s position or authority with the Company as in effect immediately before the Change in Control, other than an isolated and insubstantial action not taken in bad faith; (B) the transfer of the Grantee’s primary work site to a new primary work site that is more than 50 miles from the Grantee’s primary work site in effect immediately before the Change in Control; or (C) a diminution of the Grantee’s base salary in effect immediately before the Change in Control by more than 10%, unless such diminution applies to all similarly situated employees, provided that (x) the Grantee must deliver to the Company a written notice of termination within 60 days after the Grantee has or reasonably would be expected to have knowledge that an event constituting Good Reason has occurred, (y) the Grantee must provide the Company a period of 30 days to cure such event constituting Good Reason, and (z) if the Company fails to cure such event constituting Good Reason, the Grantee’s Termination of Service must occur no more than 30 days following the Company’s failure to cure the event constituting Good Reason.

(r) “Grantee” means an Eligible Individual who receives an Award under the Plan.

(s) “Incentive Stock Option” means an Option to purchase Common Stock, granted by the Company to an Employee pursuant to Section 5.1 hereof, which meets the requirements of Section 422 of the Code.

(t) “NASDAQ” means the National Association of Securities Dealers Automated Quotations.

(u) “Nonstatutory Stock Option” means an Option to purchase Common Stock, granted by the Company to an Eligible Individual pursuant to Section 5.1 hereof, which does not meet the requirements of Section 422 of the Code or which provides, as of the time the Option is granted, that it will not be treated as an Incentive Stock Option.

(v) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option.

(w) “Performance Goals” means the performance goals established by the Committee in connection with the grant of Awards, which may or may not be based on Performance Criteria.

(x) “Person” means any individual, entity (including nay employee benefit plan or any trust for an employee benefit plan) or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision).

(y) “Subsidiary” means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

(z) “Termination of Service” means, unless otherwise determined by the Committee,

(i) As to a Consultant, the time when the engagement of a Grantee as a Consultant is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment and/or service as an Employee and/or Director.

(ii) As to a Director, the time when a Grantee who is a Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Director simultaneously commences or remains in employment and/or service as an Employee and/or Consultant.

(iii) As to an Employee, the time when the employee-employer relationship between a Grantee and the Company or its applicable Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, Disability or retirement, but excluding terminations where the Employee simultaneously commences or remains in services as a Consultant and/or Director.

The Committee in its discretion may determine (A) whether any leave of absence constitutes a Termination of Service for purposes of the Plan, (B) the impact, if any, of any such leave of absence on Awards theretofore made under the Plan, and (C) when a change in a Grantee’s association with the Company constitutes a Termination of Service for purposes of the Plan. The Committee may also determine whether a Grantee’s Termination of Service is for Cause and the date of termination in such case.

(aa) “Treasury Regulations” means the regulations promulgated under the Code by the United States Treasury Department, as amended.

ARTICLE III

EFFECTIVE DATE OF THE PLAN; RESERVATION OF SHARES

3.1 Effective Date. The Plan shall come into existence on the date that the Plan is adopted by the Board; provided, however, that no Award may be granted under the Plan prior to the Effective Date.

3.2 Shares Reserved Under Plan. The total number of shares of Common Stock that may be issued pursuant to Awards made under this Plan shall not exceed (x) 3,500,000 shares of Common Stock, plus (y) any Returned Shares from the 2015 Plan, if any, which become available for grant under the Plan from time to time in accordance with this Section 3.2 (the “Share Reserve”). Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan. If (a) any Award is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock or is settled for cash (in whole or in part) or (b) shares of Common Stock are used to pay tax withholding obligations with respect to restricted stock units, performance stock units, or Restricted Stock (including performance-based Restricted Stock), then the shares of Common Stock covered by such forfeited, terminated, or canceled Awards, or shares of Common Stock withheld in respect of such Awards shall again become available for transfer pursuant to Awards granted or to be granted under this Plan. Any shares of Common Stock that are subject to awards under the 2015 Plan that are outstanding on the Effective Date that (i) are forfeited or otherwise terminate or are canceled after the Effective Date without the delivery of shares of Common Stock or are settled for cash (in whole or in part) or (ii) are used to pay tax withholding obligations with respect to restricted stock units, performance stock units, or Restricted Stock (including performance-based Restricted Stock), in each case after the Effective Date, shall again become available for transfer pursuant to Awards granted or to be granted under this Plan (the “Returned Shares”). Accordingly, the number of shares of Common Stock subject to the Share Reserve is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan and does not limit the granting of Awards. Any shares of Common Stock delivered by the Company, any shares of Common Stock with respect to which Awards are made by the Company and any shares of Common Stock with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity (“Substitute Awards”), shall not be counted against the shares available for Awards under this Plan; provided that such Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO Limit. Notwithstanding the foregoing, in the case of the cancellation or forfeiture of Restricted Stock or other Awards with respect to which dividends or dividend equivalent rights have been paid or accrued, the number of shares of Common Stock with respect to such Restricted Stock or other Awards shall not be available for subsequent grants hereunder unless, in the case of shares of Common Stock with respect to which dividends or dividend equivalent rights were accrued but unpaid, such dividends or dividend equivalent rights are also canceled or forfeited.

3.3 Non-Employee Director Limitations. With respect to any calendar year, the maximum aggregate amount of any cash compensation taken together with the grant date fair value (determined as of the date of grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards granted to a non-employee Director solely with respect to the individual’s service as a non-employee Director, may not exceed $750,000.

3.4 Incentive Stock Option Limit. The maximum number of shares of Common Stock that may be issued under the Plan upon the exercise of Incentive Stock Options shall be 3,500,000 shares of Common Stock (the “ISO Limit”).

3.5 Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement, which shall contain such provisions as the Committee in its discretion deems necessary or desirable. The Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under this Plan or any award granted under any other plan of the Company. Payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form as the Committee shall determine, including cash, shares of Common Stock, other securities, other Awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis. If an executed Award Agreement is required by the Committee, a Grantee shall have no rights with respect to an Award unless such Grantee accepts the Award within such period as the Committee shall specify by executing an Award Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company in such amount as the Committee may determine. The Committee shall determine if loans (whether or not secured by shares of Common Stock) may be extended or guaranteed by the Company with respect to any Awards. No Grantee of an Award (or other person having rights pursuant to such Award) shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to such Award until shares of Common Stock are issued (whether through book entry accounting or otherwise). Except as otherwise provided in the applicable Award Agreement, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date that the shares of Common Stock subject to the applicable Award are issued (whether through book entry accounting or otherwise).

ARTICLE IV

PARTICIPATION IN PLAN

4.1 Eligibility. Awards under the Plan may be granted to any Eligible Individual as the Committee shall determine. The Committee shall determine those Eligible Individuals to whom Awards shall be granted, the type of Award to be granted to each such person, and, subject to Section 3.2 hereof, the number of shares of Common Stock subject to each such Award. Only individuals who are Employees of the Company or a Subsidiary shall be eligible for the grant of Incentive Stock Options.

4.2 Participation Not Guarantee of Employment or Retention. Nothing in this Plan or in any Award Agreement shall in any manner be construed to limit in any way the right of the Company or any Subsidiary to terminate a Grantee’s employment or service at any time, without regard to the effect of such termination on any rights such Grantee would otherwise have under this Plan, or give any right to a Grantee to remain employed by or in the service of the Company or a Subsidiary thereof in any particular position or at any particular rate of compensation.

ARTICLE V

GRANT AND EXERCISE OF OPTIONS; RESTRICTED STOCK; OTHER AWARDS

5.1 Grant of Options. The Committee may from time to time in its discretion grant Incentive Stock Options and/or Nonstatutory Stock Options to Eligible Individuals at any time after the Effective Date; provided that Incentive Stock Options may only be granted to individuals who are Employees of the Company or a Subsidiary. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under applicable law, then the Option (or portion thereof) will be an Nonstatutory Stock Option. All Options under the Plan shall be granted within 10 years from the date the Plan is adopted by the Board or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

5.2 Option Terms. Options granted under the Plan shall be subject to the following requirements:

(a) Option Price. The exercise price of each Incentive Stock Option shall not be less than the higher of the par value or 100% of the Fair Market Value of the shares of Common Stock subject to the Option on the date the Option is granted, subject further to Section 5.2(e) hereof. The exercise price of each Nonstatutory Stock Option shall be the amount determined by the Committee as set forth in the applicable Option Award Agreement, provided that such amount shall not be less than the higher of the par value or 100% of the Fair Market Value of the shares of Common Stock subject to the Option on the date the Option is granted. The exercise price of an Option may be subject to adjustment pursuant to Section 9.4 hereof.

(b) Term of Option. The term during which an Option is exercisable shall be that period determined by the Committee as set forth in the applicable Option Award Agreement, provided that no Option shall have a term that exceeds a period of 10 years from the date of its grant.

(c) Nontransferability of Option. No Option granted under the Plan shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution, and each such Option shall be exercisable during the Grantee’s lifetime only by the Grantee. No transfer of an Option by a Grantee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may determine necessary to establish the validity of the transfer. Notwithstanding the foregoing, the Committee may, in its discretion, permit a Grantee to transfer any Option, which is not an Incentive Stock Option, to one or more of the Grantee’s immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, the term “immediate family” shall mean the Grantee’s spouse and issue (including adopted and stepchildren). Except as explicitly provided herein, neither an Option nor a stock appreciation right may be transferred for consideration.

(d) Exercise of Option. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant and as set forth in the Award Agreement. Any portion of an Option which has become exercisable shall remain exercisable until it is exercised in full or terminates pursuant to the terms of the Plan or the Award Agreement pursuant to which it is granted.

(e) Incentive Stock Options Granted to Ten Percent Stockholders. No Incentive Stock Options shall be granted to any Employee who owns, directly or indirectly within the meaning of Section 424(d) of the Code, shares of stock of the Company or any Subsidiary possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless at the time the Incentive Stock Option is granted, the exercise price of the Incentive Stock Option is at least 110% of the Fair Market Value of the Common Stock subject to such Incentive Stock Option and such Incentive Stock Option, by its terms, is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(f) Limitation on Incentive Stock Options. To the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all plans of the Company and its parent and Subsidiary corporations) exceeds $100,000 (or the then applicable maximum under Section 422 of the Code), such Options shall be treated as Nonstatutory Stock Options. For this purpose, Options shall be taken into account in the order in which they were granted and the Fair Market Value of the Common Stock shall be determined as of the time the Option with respect to such Common Stock is granted.

5.3 Payment of Exercise Price and Delivery of Shares.

(a) Notice and Payment for Shares. Each Option shall be exercised by delivery of a written notice to the Company in such form as the Committee shall approve stating the number of the whole shares of Common Stock as to which the Option is being exercised and accompanied by payment therefor. No Option shall be deemed exercised in the event that payment therefor is not received and shares of Common Stock shall not be issued upon the exercise of an Option unless the exercise price is paid in full. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made by (i) cash, (ii) certified check payable to the order of the Company, (iii) outstanding shares of Common Stock duly endorsed to the Company (which shares of Common Stock shall be valued at their Fair Market Value as of the day preceding the date of such exercise), (iv) any combination of the foregoing, or (v) such other method of payment as may be provided in the applicable Award Agreement. The Committee may limit the availability of any method of payment to the extent the Committee determines, in its discretion, that such limitation is necessary or advisable to comply with applicable law or facilitate the administration of the Plan.

(b) Rights of Grantee in Stock. Neither any Grantee nor the legal representatives, heirs, legatees or distributees of any Grantee, shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock issuable upon exercise of an Option granted hereunder unless and until such shares are issued to the Grantee. Upon the issuance of such shares, such Grantee or the legal representatives, heirs, legatees or distributees of such Grantee shall have absolute ownership of the shares of Common Stock evidenced thereby, including the right to vote such shares, to the same extent as any other owner of shares of Common Stock, and to receive dividends thereon, subject, however, to the terms, conditions and restrictions of this Plan.

5.4 Restricted Stock. The Committee may, from time to time in its discretion, award shares of restricted Common Stock (“Restricted Stock”) to Eligible Individuals at any time after the Effective Date. Each Award of Restricted Stock under the Plan shall be evidenced by an Award Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, and shall comply with the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish):

(a) Number of Shares; Purchase Price. Each Award Agreement evidencing a grant of Restricted Stock shall state the number of shares of Restricted Stock to be subject to an Award. The purchase price for shares of Restricted Stock, if any, will be determined by the Committee on the date the Restricted Stock Award is granted and, if permitted by applicable law, no cash consideration will be required in connection with the payment for the purchase price where the Committee provides that payment shall be in the form of services previously rendered.

(b) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the Award is granted (the “Restricted Period”). The Committee may also impose such other restrictions and conditions on the Restricted Stock as it deems appropriate including the satisfaction of service and/or performance criteria. Any attempt to dispose of any such shares of Common Stock in contravention of such restrictions shall be null and void and without effect.

(c) Forfeiture. Subject to such exceptions as may be determined by the Committee and subject to the limitations of Section 5.12 hereof, if a Grantee incurs a Termination of Service for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Section 5.4(e) hereof) shall thereupon be forfeited by such Grantee and transferred to, and reacquired by, the Company or a Subsidiary at no cost to the Company or Subsidiary.

(d) Ownership. During the Restricted Period the Grantee shall possess all incidents of ownership of such shares of Restricted Stock, subject to Section 5.4(b) hereof, including the right to receive dividends with respect to such shares and to vote such shares; provided, however, that the payment of dividends shall be withheld until, and conditioned upon, the expiration of the Restricted Period applicable to such Restricted Stock.

(e) Accelerated Lapse of Restrictions. Subject to the limitations of Section 5.12 hereof, the Committee shall have the authority (and the Award Agreement may, but need not, so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

5.5 Grant of Stock Appreciation Rights.

(a) The Committee may grant stock appreciation rights to such Eligible Individuals, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any Option granted under the Plan. A stock appreciation right may be granted at or after the time of grant of such Option. A stock appreciation right shall become exercisable at such time or times as determined by the Committee.

(b) The Grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Award Agreement, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right, over (ii) the exercise price of such right as set forth in the Award Agreement (or over the Option exercise price if the stock appreciation right is granted in connection with an Option), multiplied by (iii) the number of shares of Common Stock with respect to which the stock appreciation right is exercised. Payment to the Grantee upon exercise of a stock appreciation right shall be made in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, as the Committee shall determine in its discretion. Upon the exercise of a stock appreciation right granted in connection with an Option, the number of shares subject to the Option shall be correspondingly reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of an Option in connection with which a stock appreciation right has been granted, the number of shares of Common Stock subject to the stock appreciation right shall be correspondingly reduced by the number of shares of Common Stock with respect to which the Option is exercised.

5.6 Grant of Restricted Stock Units.

(a) The Committee may grant Awards of restricted stock units to such Eligible Individuals, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other Award under the Plan.

(b) At the time of grant, the Committee shall specify the date or dates on which the restricted stock units shall become vested, and may specify such conditions to vesting as it deems appropriate. Unless otherwise determined by the Committee and subject to the limitations of Section 5.12 hereof, in the event of the Grantee’s Termination of Service for any reason, restricted stock units that have not vested shall be forfeited and canceled. The Committee at any time may accelerate vesting dates and otherwise waive or amend any conditions of an Award of restricted stock units.

(c) At the time of grant, the Committee shall specify the settlement date applicable to each grant of restricted stock units. Such date may be later than the vesting date or dates of the Award. On the settlement date, the Company shall transfer to the Grantee one unrestricted, fully transferable share of Common Stock for each vested restricted stock unit scheduled to be paid out on such date and as to which all other conditions to the transfer have been fully satisfied. The Committee shall specify the purchase price, if any, to be paid by the Grantee to the Company for such shares of Common Stock.

5.7 Grant of Performance-Based Awards. The Committee may grant Awards designated as performance awards under the Plan which may be in the form of actual shares of Common Stock or stock units having a value equal to an identical number of shares of Common Stock or other Awards including cash-based Awards to such Eligible Individuals, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan, including Section 5.9 hereof (“Performance-Based Awards”). The performance conditions and the length of the performance period shall be determined by the Committee in its discretion. The Committee shall determine in its discretion whether performance shares granted in the form of stock units shall be paid in cash, Common Stock, or a combination of cash and Common Stock.

5.8 Other Incentive Awards. The Committee may grant other types of Awards denominated in, linked to or derived from shares of Common Stock or value metrics related to shares of Common Stock to such Eligible Individuals, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan. Such Awards may entail the transfer of shares of Common Stock, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

5.9 Performance Goals applicable to Performance-Based Awards; Performance Period. Performance-Based Awards may condition the right to payment of such Awards upon the attainment of specified performance goals (including the Performance Goals) established pursuant to this Section 5.9 and such other factors as the Committee may determine in its sole discretion. The Committee may establish different Performance Goals for different Grantees. The Committee will follow the following procedures to grant Performance-Based Awards:

(a) Establishment of the Performance Period and Performance Goals. A Grantee’s Performance-Based Award will be determined based on the attainment of one or more objective or subjective Performance Goals, as approved by the Committee for a performance period established by the Committee.

(b) Performance Criteria. The Performance Goals may be based on one or more of the following business criteria (either separately or in combination) with regard to the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) (“Performance Criteria”): measures of efficiency (including operating efficiency, productivity ratios or other similar measures); measures of achievement of expense targets, costs reductions, working capital, cash levels or general expense ratios; asset growth; earnings per share; enterprise value or value creation targets; combined net worth; debt to equity ratio; revenues, sales, net revenues or net sales measures; gross profit or operating profit measures (including before or after taxes or other similar measures); investment performance; income or operating income measures (with or without investment income or income taxes, before or after risk-adjustment, or other similar measures); cash flow; margin; net income, before or after taxes; earnings before interest, taxes, depreciation and/or amortization; return measures (including return on capital, total capital, tangible capital, expenses, tangible expenses, equity, revenue, assets, or net assets or total stockholder return or similar measures); market share measures; measures of balance sheet achievements (including debt reductions, leverage ratios or other similar measures); increase in Fair Market Value of Common Stock; sustainability; compliance; workforce diversity; workforce hiring or attrition; employee satisfaction; or any other criteria determined by the Committee.

Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) or such other objective principles, as may be designated by the Committee. To the extent financial terms are defined under GAAP, all determinations will be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to stockholders. Any Performance Goals may be measured in absolute terms or relative to historic performance or the performance of other companies or an index.
For each fiscal year of the Company, the Committee may (i) designate additional Performance Criteria on which the Performance Goals may be based or (ii) provide for adjustments, modifications or amendments to any of the Performance Criteria described above, including for one or more items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a segment of business under GAAP or (E) attributable to the business operations of any entity acquired by or disposed of by the Company during the fiscal year.

(c) Determination of Performance. Following the completion of each performance period, the Committee will have the sole discretion to determine whether the applicable Performance Goals have been met with respect to a given Grantee. No Performance-Based Awards will be paid for such performance period until such determination is made by the Committee. The amount of the Performance-Based Award actually paid to a Grantee may be less than the amount determined by the applicable Performance Goal formula, at the discretion of the Committee and the Committee may adjust a Performance Goal (or method of calculating the attainment of a Performance Goal) to take into account unanticipated events, including changes in law and accounting or tax rules, as the Committee deems necessary or appropriate, or to reflect the impact of extraordinary or unusual items, events, or circumstances. The amount of the Performance-Based Award determined by the Committee for a performance period will be paid to the Grantee at such time as determined by the Committee in its sole discretion after the end of such performance period.

5.10 Clawback/Recapture Policy. Awards under the Plan will be subject to (a) the Ziff Davis, Inc. Clawback Policy and (b) any other clawback or recapture policy that the Company may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed to the Grantee (collectively, the “Clawback Policies”). The Grantee’s execution or acceptance of an Award shall constitute the Grantee’s acknowledgement that the Grantee is subject to the Clawback Policies and that such Grantee’s Award may be subject to recoupment, in each case to the extent provided in such Clawback Policies. Nothing herein shall be construed as limiting any right of the Company to impose additional restrictions or other conditions with respect to an Award.

5.11 Grant of Dividend Equivalent Rights. The Committee may in its discretion include in the Award Agreement with respect to any Award of restricted stock units or performance stock units a dividend equivalent right entitling the Grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such Award is outstanding, on the shares of Common Stock covered by such Award if such shares were then outstanding. In the event such a provision is included in an Award Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, and such other terms and conditions as the Committee shall deem appropriate. Dividend equivalent rights will be paid at the same time as dividend payments are made to stockholders of the Company; provided that dividend equivalent rights with respect to unvested Awards will be subject to the same vesting or performance requirements as the underlying Awards and will only be paid or delivered subject to the underlying Awards becoming vested.

5.12 Minimum Vesting Schedule. Notwithstanding any other provision of the Plan to the contrary, Awards under the Plan other than cash awards, shall be subject to a minimum vesting schedule (or with respect to performance awards, have a minimum performance period) of at least 12 months following the date of grant of the Award; provided that the foregoing restriction shall not apply to the Committee’s discretion to provide for acceleration of vesting of Awards upon a grantee’s death or Disability, Termination of Service under circumstances specified by the Committee (which may include retirement) or a Change in Control; provided, further that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (a) Substitute Awards; (b) Awards to Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of the Company’s stockholders (so long as such next annual meeting of the Company’s stockholders is at least 50 weeks following the immediately preceding annual meeting date); and (c) any additional Awards that the Committee may grant, up to a maximum of 5% of the shares of Common Stock authorized for issuance under the Plan.

5.13 Change in Control.

(a) Unless the Committee determines otherwise or as otherwise provided in the applicable Award Agreement, if a Grantee incurs a Termination of Service by the Company or any successor entity thereto without Cause or due to the Grantee’s resignation for Good Reason, in each case, within two years after a Change in Control, (x) each Award granted to such Grantee prior to such Change in Control will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable, (y) any outstanding awards that are subject to Performance Goals will be deemed earned at the target level (or if no target level is specified, the maximum level) with respect to all open performance periods and (z) any shares of Common Stock deliverable pursuant to restricted stock units or performance stock units will be delivered promptly (but no later than 15 days) following such Grantee’s Termination of Service.

For purposes of this Plan, a “Change in Control” shall be deemed to have occurred if:

(i) any Person (other than the Company, any employee benefit plan sponsored by the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of two consecutive years individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section, or an individual initially elected or nominated as a director of the Company as a result of an actual or publicly threatened election contest with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies or consents by or on behalf of any Person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (each, an “Approved Director”), cease for any reason to constitute at least a majority thereof;

(iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any Subsidiary that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (1) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (2) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the voting securities of the Company that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such voting securities of the Company were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such voting securities of the Company among the holders thereof immediately prior to the Business Combination, (B) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Approved Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination; or

(iv) complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets. For the purposes of this subsection (iv), “substantially all” of the Company’s assets shall mean assets for which the price or consideration upon sale or disposition equals or exceeds 75% or more of the Fair Market Value of the Company.

(b) In the event of a Change in Control, a Grantee’s Award will be treated, to the extent determined by the Committee to be permitted under Section 409A of the Code, as determined by the Committee in its sole discretion, including, but not limited to, treatment in accordance with one or more of the following methods (i) settle such Awards for an amount (as determined in the sole discretion of the Committee) of cash or securities, where in the case of Options and stock appreciation rights, the value of such amount, if any, will be equal to the in-the-money spread value (if any) of such Awards; (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; (iii) modify the terms of such Awards to add events, conditions or circumstances (including Termination of Service within a specified period after a Change in Control) upon which the vesting of such Awards or lapse of restrictions thereon will accelerate; (iv) deem any Performance Goals or other performance conditions satisfied at target, maximum or actual performance through the Change in Control or provide for the performance conditions to continue (as is or as adjusted by the Committee) after the Change in Control or (v) provide that for a period of at least 20 days prior to the Change in Control, any Options or stock appreciation rights that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all shares of Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options or stock appreciation rights not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the Change in Control. For the avoidance of doubt, in the event of a Change in Control where all Options and stock appreciation rights are settled for an amount (as determined in the sole discretion of the Committee) of cash, securities or a combination thereof, the Committee may, in its sole discretion, terminate any Option or stock appreciation right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor.

5.14 No Repricing & Reloads. Subject to Section 9.4 hereof, the Committee shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or stock appreciation right to reduce its price per share of Common Stock, (b) cancel any Option or stock appreciation right in exchange for cash or another Award when the Option or stock appreciation right price per share of Common Stock equals or exceeds the Fair Market Value of the underlying shares of Common Stock; or (c) subject any Option or stock appreciation right to automatic reload provisions.

ARTICLE VI

TREATMENT OF AWARDS UPON TERMINATION AND DEATH

6.1 Termination Other Than due to Death or for Cause. If a Grantee incurs a Termination of Service for any reason other than death or for Cause, the Grantee may, unless the applicable Award Agreement provides otherwise, exercise an Option previously granted and vested within three months after the date of such Termination of Service, but in no event later than the date on which the Option would have expired in accordance with its terms. To the extent the Option is not so exercised, it shall expire at the end of such three-month period.

6.2 Termination for Cause. If a Grantee incurs a Termination of Service for Cause, any Option theretofore granted to such Grantee shall expire and cease to be exercisable on the date notice of such termination is delivered to the Grantee.

6.3 Death. If a Grantee dies (a) while the Grantee is an Employee, Consultant or Director of the Company or a Subsidiary or (b) during the three-month period after the Grantee’s Termination of Service, and at the time of the Grantee’s death the Grantee was entitled to exercise an Option theretofore granted to the Grantee, such Option shall, unless the applicable Award Agreement provides otherwise, expire one year after the date of the Grantee’s death, but in no event later than the date on which the Option would have expired if the Grantee had lived. During such one-year period the Option may be exercised by the Grantee’s executor or administrator or by any person or persons who shall have acquired the Option directly from the Grantee by bequest or inheritance, but only to the extent that the Grantee was entitled to exercise the Option at the date of the Grantee’s death and, to the extent the Option is not so exercised, it shall expire at the end of such one-year period.

6.4 Applicability to Other Awards. Notwithstanding anything herein to the contrary, if the Committee determines in its discretion that a Grantee’s Termination of Service is for Cause, then the Committee shall also have the power to determine in its discretion that any outstanding Options and stock appreciation rights or other Awards, whether or not exercisable at the time of such termination, shall be terminated as of the date of such Termination of Service and shall be of no further force and effect. The Committee shall also have the power to determine in its discretion the applicability of the principles in this Article VI to Awards other than Options.

ARTICLE VII

ADMINISTRATION OF PLAN

7.1 Administration. The Plan shall be administered by the Committee or such other committee as may be appointed by the Board, which Committee shall consist of not less than two members, all of whom are members of the Board. A majority of the Committee shall constitute a quorum thereof and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be the actions of the Committee. Vacancies occurring on the Committee shall be filled by the Board. The Committee shall have full and final authority (a) to interpret the Plan and each of the Award Agreements, (b) to prescribe, amend and rescind rules and regulations, if any, relating to the Plan, (c) to make all determinations necessary or advisable for the administration of the Plan and (d) to correct any defect, supply any omission and reconcile any inconsistency in the Plan and any Award Agreement. The Committee’s determination in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons including, but without limitation, the Company, the stockholders of the Company, the Committee, and each of the members thereof, Eligible Individuals, Grantees and their respective successors in interest.

7.2 Liability. No member of the Committee shall be liable for anything done or omitted to be done by such member of the Committee or by any other member of the Committee in connection with the Plan, except for such Committee member’s own willful misconduct or gross negligence. The Committee shall have power to engage outside consultants, auditors or other professional help to assist in the fulfillment of the Committee’s duties under the Plan at the Company’s expense.

7.3 Determinations. In making its determinations concerning the Eligible Individuals who shall receive Awards as well as the number of shares of Common Stock to be covered by such Awards and the time or times at which they shall be granted, the Committee shall take into account the nature of the services rendered by such Eligible Individual, their past, present and potential contribution to the Company’s success and such other factors as the Committee may deem relevant. The Committee shall determine the form of Award Agreement under the Plan and the terms and conditions to be included therein, provided such terms and conditions are not inconsistent with the terms of the Plan. The Committee may waive any provisions of any Award Agreement, provided such waiver is not inconsistent with the terms of the Plan as then in effect, including Section 5.12 hereof. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Eligible Individuals and Grantees, whether or not such Eligible Individuals or Grantees, as applicable, are similarly situated.

ARTICLE VIII

AMENDMENT AND TERMINATION OF PLAN

8.1 Amendment of Plan.

(a) Generally. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Option or other Award granted before amendment of the Plan shall not be materially altered, or impaired adversely, by such amendment, except with consent of the Grantee (or, after the Grantee’s death, the person having the right to exercise or receive payment of the Award). For purposes of the Plan, any action of the Board or the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any Grantee. Without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware and the exchange or system on which the Company’s securities are then listed or traded or to the extent applicable to Incentive Stock Options, or Section 422 of the Code, no amendment may be made that would (i) amend Section 3.2 or any other plan provision to increase the aggregate maximum number of shares of Common Stock that may be issued under the Plan; (ii) change the classification of employees, directors and service providers eligible to receive Awards under the Plan; (iii) other than adjustments or substitutions in accordance with Section 9.4, amend the terms of outstanding Awards to reduce the exercise price of outstanding exercisable Awards or to cancel outstanding exercisable Awards (where prior to the reduction or cancellation the exercise price equals or exceeds the fair market value of the shares of Common Stock underlying such Awards) in exchange for cash, other Awards or exercisable Awards with an exercise price that is less than the exercise price of the original exercisable Award; or (iv) extend the maximum option period under Section 5.2(b).

(b) Amendments Relating to Incentive Stock Options. To the extent applicable, the Plan is intended to permit the issuance of Incentive Stock Options to Employees in accordance with the provisions of Section 422 of the Code. Subject to Section 8.1(a) above, the Plan, Award Agreements may be modified or amended at any time, both prospectively and retroactively, and in a manner that may affect Incentive Stock Options previously granted, if such amendment or modification is necessary for the Plan and Incentive Stock Options granted hereunder to qualify under said provisions of the Code.

8.2 Termination. The Board may at any time terminate the Plan as of any date specified in a resolution adopted by the Board. If not earlier terminated, the Plan shall terminate on March 21, 2034 (the day before the 10th anniversary of Board approval of the Plan). No Options or other Awards may be granted after the Plan has terminated, but the Committee shall continue to supervise the administration of Options or other Awards previously granted.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1 Restrictions upon Grant of Awards. If the listing upon any stock exchange or the registration or qualification under any federal or state law of any shares of Common Stock to be issued on the exercise of Awards granted under this Plan (whether to permit the grant of Awards or the resale or other disposition of any such shares of Common Stock by or on behalf of Grantees receiving such shares) should be or become necessary or desirable, the Board in its sole discretion may determine that delivery of the certificates for such shares of Common Stock shall not be made until such listing, registration or qualification shall have been completed. The Company agrees that it will use its best efforts to effect any such listing, registration or qualification, provided, however, that the Company shall not be required to use its best efforts to effect such registration under the Securities Act of 1933 other than on Form S-8 or such other forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8.

9.2 Restrictions upon Resale of Unregistered Stock. Each Grantee shall, if the Company deems it advisable, represent and agree in writing (a) that any shares of Common Stock acquired by such Grantee pursuant to this Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an exemption from registration under said Act, (b) that such Grantee is acquiring such shares of Common Stock for such Grantee’s own account and not with a view to the distribution thereof, and (c) to such other customary matters as the Company may request. In such case, no shares of Common Stock shall be issued to such Grantee unless such Grantee provides such representations and agreements and the Company is reasonably satisfied that such representations and agreements are correct.

9.3 Non-US Plans and Awards. The Committee shall have the authority to establish special guidelines, provisions and procedures applicable to Awards granted to persons who are residing or employed in, or subject to, the taxes of, countries other than the United States to accommodate differences in applicable tax, securities or other local law. The Committee may adopt supplements or amendments to the Plan to reflect the specific requirements of local laws and procedures of non-United States jurisdictions without affecting the terms of the Plan as then in effect for any other purposes.

9.4 Adjustments.

(a) General. In the event of a subdivision of the outstanding Common Stock, a declaration of a dividend payable in shares of Common Stock, a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the value of shares of Common Stock, a combination or consolidation of the outstanding Common Stock into a lesser number of shares of Common Stock, a recapitalization, a reclassification or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of shares of Common Stock available for future grants of Options or other Awards under Section 3.2, (ii) the number of shares of Common Stock covered by each outstanding Option or other Award, or (iii) the exercise price of each outstanding Option or other Award.

(b) Reorganizations. In the event that the Company is a party to a merger or reorganization, outstanding Options and other Awards shall be subject to the agreement of merger or reorganization.

(c) Reservation of Rights. Except as provided in this Section 9.4, a Grantee shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares of Common Stock subject to an Option or other Award. The grant of any Option or other Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

9.5 Withholding of Taxes; Tax Elections.

(a) Each Grantee who exercises a Nonstatutory Stock Option and each Grantee who holds Restricted Stock or other Awards that have vested shall agree that no later than the date of exercise or receipt of shares of Common Stock pursuant to such Option and no later than the date such Restricted Stock or other Award vests (in whole or in part) the Grantee will pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the transfer to the Grantee or vesting in the Grantee of such shares of Common Stock.

(b) The applicable Award Agreement may provide that a Grantee may satisfy, in whole or in part, the requirements of paragraph (a):

(i) by delivery of shares of Common Stock owned by the Grantee for at least six months (or such shorter or longer period as the Committee may approve) having a Fair Market Value (determined as of the date of such delivery) equal to all or part of the amount to be so withheld, or

(ii) by electing to have the Company withhold the requisite number of shares of Common Stock from shares of Common Stock otherwise deliverable pursuant to the exercise of the Option or vesting of Restricted Stock or other Award giving rise to the tax withholding obligation provided, however, that

(A) the Grantee’s election and the withholding pursuant thereto take effect during the period beginning on the third business day following the date of release for publication of the quarterly and annual summary statements of the Company’s sales and earnings and ending on the twelfth business day following such date, and six months have elapsed since the date the Option or Restricted Stock or other Award was granted, or

(B) such election was irrevocably made by the Grantee and filed with the Committee in writing at least six months in advance of the date on which such withholding occurs. The Committee may require, as a condition of accepting any such delivery of Common Stock or any such election by the Grantee, that the Grantee furnish to the Company an opinion of counsel to the effect that such delivery or election will not result in the Grantee incurring any liability under Section 16(b) of the Exchange Act.

(c) If the Grantee, in connection with the acquisition of shares of Common Stock under the Plan, is permitted under the terms of the Grantee’s Award Agreement to make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code notwithstanding the continuing transfer restrictions) and if the Grantee makes such election, the Grantee shall submit to the Company a copy of the notice filed by the Grantee with the Internal Revenue Service within 10 days of filing such notice, and shall pay, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld as a result of such election, all in accordance with the provisions of clauses (a) and (b) of this Section 9.5.

(d) If any Grantee shall make any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within 10 days thereof.

9.6 Use of Proceeds; Unfunded Plan. The proceeds from the sale of Common Stock pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company and may be used for such corporate purposes as the Company may determine. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Grantee any rights that are greater than those of a general creditor of the Company or any affiliate.

9.7 Substitution of Awards. Awards may be granted under this Plan in substitution for awards held by individuals who are employees of another corporation and who become Eligible Individuals pursuant to the Plan as a result of a merger, consolidation, reorganization or similar event. The terms and conditions of any Awards so granted may vary from those set forth in the Plan to the extent deemed appropriate by the Committee in order to conform the provisions of Awards granted pursuant to the Plan to the provisions of the awards in substitution for which they are granted.

9.8 Notices; Paperless Administration. Any notice required or permitted hereunder shall be sufficiently given only if sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at its principal place of business, and to the Grantee at the address on file with the Company at the time of grant hereunder, or to such other address as either party may hereafter designate in writing by notice similarly given by one party to the other, which may include the applicable party’s email address as shown on the records of the

Company. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Grantee may be permitted through the use of such an automated system.

9.9 Nature of Payments. Any and all grants of Awards and issuances of shares of Common Stock under the Plan shall constitute a special incentive payment to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement with the Grantee, unless such plan or agreement specifically provides otherwise.

9.10 Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Persons who receive, or are eligible to receive,

Awards (whether or not such Persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the Persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

9.11 Waiver of Claims. Prior to being selected by the Committee to receive an Award, an Eligible Individual has no right to any benefits hereunder. In consideration of a Grantee’s receipt of any Award hereunder, the Committee may require, in its sole discretion, that each such Grantee expressly waive any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to this Plan or an Award Agreement to which the Grantee’s consent is expressly required by the express terms of the Plan or an Award Agreement).

9.12 Section 409A.

(a) Although the Company does not guarantee to a Grantee the particular tax treatment of any Award, all Awards made under the Plan that are intended to be “deferred compensation” subject to Section 409A of the Code (“Section 409A”) will be interpreted, administered and construed to comply with Section 409A, and all Awards made under the Plan that are intended to be exempt from Section 409A will be interpreted, administered and construed to comply with and preserve such exemption. The Board and the Committee will have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to an Award, the Plan will govern. In no event shall the Company or any of its respective affiliates, directors, consultants, officers, employees, or advisers be liable for any additional tax, interest or penalties that may be imposed on a Grantee by Section 409A or for any damages for failing to comply with Section 409A.

(b) Without limiting the generality of Section 9.12(a), with respect to any Award made under the Plan that is intended to be “deferred compensation” subject to Section 409A:

(i) any payment due upon a Grantee’s Termination of Service will be paid only upon such Grantee’s separation from service from the Company within the meaning of Section 409A;

(ii) any payment to be made with respect to such Award in connection with the Grantee’s separation from service from the Company within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(B) of the Code) will be delayed until six months after the Grantee’s separation from service (or earlier death) in accordance with the requirements of Section 409A;

(iii) to the extent necessary to comply with Section 409A, any other securities, other Awards or other property that the Company may deliver in lieu of shares of Common Stock in respect of an Award will not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the shares of Common Stock that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A);

(iv) if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Grantee’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment;

(v) if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Grantee’s right to the dividend equivalents will be treated separately from the right to other amounts under the Award;

(vi) for purposes of determining whether the Grantee has experienced a separation from service from the Company within the meaning of Section 409A, “subsidiary” will mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations; and

(vii) whenever a payment under the Plan or pursuant to an Award specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole and absolute discretion of the Company.

9.13 Governing Law. The Plan and all determinations made and actions taken hereunder, to the extent not otherwise governed by the Code or the laws of the United States of America, shall be governed by the laws of the State of Delaware and construed accordingly.

9.14 Indemnification. To the extent allowable pursuant to applicable law and the Company’s charter and bylaws, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such Person in connection with or resulting from any claim, action, suit, or proceeding to which such Person may be a party or in which such Person may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by such Person in satisfaction of judgment in such action, suit, or proceeding against such Person; provided, however, that such Person gives the Company an opportunity, at its own expense, to handle and defend the same before such Person undertakes to handle and defend it on such Person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

9.15 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.